                                                                    EXHIBIT 99.1


                        NEVADA GOLD & CASINOS ANNOUNCES
                              FIRST QUARTER RESULTS


Houston, TX - August 14, 2003 - Nevada Gold & Casinos, Inc. (AMEX: UWN) today announced financial results for the first quarter ended June 30, 2003.

Highlights for the first quarter ended June 30, 2003, compared to the prior year period included:

     o   Revenue increased 264% to $1.8 million

     o Equity in earnings from Isle of Capri-Black Hawk, LLC (IC-BH) increased 11.0% to $2.8 million

     o Net income increased 28% to $1.8 million, or $0.14 per fully-diluted share

H. Thomas Winn, Chairman, President & CEO of Nevada Gold & Casinos, Inc. commented, "Our financial results were driven by the Isle of Capri Black Hawk and the two newly acquired properties in Colorado, as well as the initial contributions from the Dry Creek Casino, LLC."

For the first quarter of fiscal 2004, revenues increased 264% to $1,782,768 compared to $490,400 in the first quarter of fiscal 2003. The Company's equity in earnings from Isle of Capri-Black Hawk (IC-BH), the company's joint venture with Isle of Capri Casinos, rose 11.0% to $2,833,347, from $2,558,380 in the prior year period. Isle of Capri Black Hawk casino's first quarter earnings before interest, taxes, depreciation and amortization ("EBITDA"), increased 8.6%, to $10.6 million compared to $9.8 million in the prior year period. Colorado Central Station generated EBITDA of $2.6 million and Colorado Grande generated EBITDA of $500,000. A reconciliation of EBITDA to net income is provided in the attached financial statements.

Net income for the first quarter was $1,763,096 compared to $1,380,350 in the first quarter of fiscal 2003. Net income per diluted common share was $0.14, compared to $0.11 in the prior year period.

Nevada Gold & Casinos, Inc. of Houston, Texas is a developer of gaming properties and has real estate interests in Colorado, California, and Nevada. UWN owns a 43 percent interest in The Isle of Capri-Black Hawk LLC ("ICBH LLC"), which owns Isle of Capri Casino, a 237-room hotel/casino and Colorado Central Station Casino (both located in Black Hawk, Colorado about 35 miles west of Denver) and Colorado Grande Casino, located in Cripple Creek, Colorado. The ICBH LLC is a joint venture with Isle of Capri Casinos, Inc. (NASDAQ: ISLE). UWN has 69 percent ownership of Dry Creek Casino, LLC, which is assisting the Dry Creek Rancheria Band of Pomo Indians with their River Rock Casino, Alexander Valley -- in Sonoma County (about 70 miles north of San Francisco in the California wine country). Nevada Gold has a 51 percent ownership of Route 66 Casinos, LLC, which is assisting the Pueblo of Laguna in the development of a Route 66-themed casino 11 miles west of Albuquerque, New Mexico -- planned for opening in late 2003. Also, the company has been selected and is in final negotiations to develop and operate a casino for the Muscogee (Creek) Nation on their property in Tulsa, Oklahoma.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate", "believe", "expect", "future", "intend", "plan", and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional Indian gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

                           NEVADA GOLD & CASINOS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                       Three Months Ended
                                                                            June 30,
                                                           ------------------------------------------
                                                                2003                         2002
                                                           --------------                ------------
REVENUES
Gaming Assets Participations:
   Dry Creek Casino, L.L.C.                                $      300,458                $       -
   Route 66 Casinos, L.L.C.                                       145,516                      57,068
Other income:
   Royalty income                                                  13,500                      10,500
   Lease income                                                       -                         2,100
   Gain on land sale                                                  -                        28,267
   Interest income                                              1,307,649                     373,918
   Miscellaneous income                                            15,645                      18,547
                                                           --------------                ------------
    TOTAL REVENUES                                              1,782,768                     490,400
                                                           --------------                ------------

EXPENSES
General and administrative                                        327,445                     252,294
Interest expense                                                  974,111                     261,639
Salaries                                                          273,604                     219,459
Legal and professional fees                                       314,026                      46,737
Other                                                              22,208                      22,867
                                                           --------------                ------------
    TOTAL EXPENSES                                              1,911,394                     802,996
                                                           --------------                ------------

EQUITY IN EARNINGS OF ISLE OF CAPRI-BLACK HAWK
                                                                2,833,347                   2,558,380
MINORITY INTEREST
Dry Creek Casino, L.L.C.                                          (53,292)                    (32,499)
Route 66 Casinos, L.L.C.                                          (24,956)                     (8,985)
                                                           --------------                ------------
Net income before federal income tax provision                  2,626,473                   2,204,300

Federal income tax provision                                      863,377                     823,950
                                                           --------------                ------------
NET INCOME                                                 $    1,763,096                $  1,380,350
                                                           ==============                ============
PER SHARE INFORMATION
Net income available to common
   shareholders                                            $    1,763,096                $  1,380,350
                                                           ==============                ============
Net income per common share - basic                        $         0.16                $       0.13
                                                           ==============                ============
Net income per common share - diluted                      $         0.14                $       0.11
                                                           ==============                ============
Basic weighted average number of
   common shares outstanding                                   11,171,734                  10,776,537
                                                           ==============                ============
Fully diluted weighted average number of
   common shares outstanding                                   13,079,936                  13,076,606
                                                           ==============                ============

                           ISLE OF CAPRI CASINOS, INC.
               COMPARATIVE FINANCIAL HIGHLIGHTS BY CASINO PROPERTY
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                      ------------------------------------------------------------------------------------
                                                                      THREE MONTHS ENDED
                                      ------------------------------------------------------------------------------------
                                                     JULY 27,                                    JULY 28,
                                                       2003                                        2002
                                      ----------------------------------------    ----------------------------------------
                                                                      ADJUSTED                                    ADJUSTED
                                          NET                          EBITDA         NET                          EBITDA
                                        REVENUE        ADJUSTED        MARGIN       REVENUE       ADJUSTED         MARGIN
                                          (1)          EBITDA(2)        %(2)          (1)         EBITDA(2)         %(2)
                                      -----------    ------------    ---------    -----------    -----------     ---------
ISLE OF CAPRI-BLACK HAWK(1)                28,080          10,649         37.9%        26,711          9,806          36.7%
COLORADO CENTAL STATION(2)(3)              12,019           2,560         21.3%             -              -             -
COLORADO GRANDE(2)(4)                       2,037             514         25.2%             -              -             -
                                      -----------    ------------    ---------    -----------    -----------     ---------
  TOTAL                               $    42,136    $     13,723         32.6%   $    26,711    $     9,806          36.7%
                                      ===========    ============    =========    ===========    ===========     =========

                           ISLE OF CAPRI CASINOS, INC.
        RECONCILIATION OF EBITDA TO NET INCOME (LOSS) BY CASINO PROPERTY
                           (IN THOUSANDS) (UNAUDITED)
                        THREE MONTHS ENDED JULY 27, 2003

                                    ----------------------------------------------------------------------------------------------
                                                    DEPRECIATION         NET
                                     ADJUSTED            &            INTEREST       MANAGEMENT                           NET
                                     EBITDA(2)      AMORTIZATION       EXPENSE          FEE             TAXES        INCOME (LOSS)
                                    ----------      ------------      --------       ----------      ----------      -------------
ISLE OF CAPRI-BLACK HAWK(1)         $   10,649             1,734         1,345            1,264               -              6,306
COLORADO CENTRAL STATION(2)(3)           2,560               369         1,355              544             109                182
COLORADO GRANDE(2)(4)                      514                70           181              102              60                101
                                    ----------      ------------      --------       ----------      ----------      -------------
  TOTAL                             $   13,723      $      2,173      $  2,881       $    1,910      $      169      $       6,589
                                    ==========      ============      ========       ==========      ==========      =============


                           ISLE OF CAPRI CASINOS, INC.
        RECONCILIATION OF EBITDA TO NET INCOME (LOSS) BY CASINO PROPERTY
                           (IN THOUSANDS) (UNAUDITED)
                        THREE MONTHS ENDED JULY 28, 2002


                                    ----------------------------------------------------------------------------------------------
                                                    DEPRECIATION         NET
                                     ADJUSTED            &            INTEREST       MANAGEMENT                           NET
                                     EBITDA(2)      AMORTIZATION       EXPENSE          FEE             TAXES        INCOME (LOSS)
                                    ----------      ------------      --------       ----------      ----------      -------------
ISLE OF CAPRI-BLACK HAWK(1)              9,806             1,195         1,471            1,187               -              5,953
COLORADO CENTRAL STATION(2)                  -                 -             -                -               -                  -
COLORADO GRANDE(2)                           -                 -             -                -               -                  -
                                    ----------      ------------      --------       ----------      ----------      -------------
  TOTAL                             $    9,806      $      1,195      $  1,471       $    1,187      $        -      $       5,953
                                    ==========      ============      ========       ==========      ==========      =============

(1) As management fees are eliminated in consolidation, the Isle-Black Hawk's Adjusted EBITDA does not include management fees of $1.3 million and $1.2 million for the three months ended July 27, 2003, and July 28, 2002, respectively. If these charges were included, the Isle-Black Hawk's Adjusted EBITDA would have been $9.4 million and $8.6 million for the three months ended July 27, 2003, and July 28, 2002, respectively.

(2) These properties were acquired by Isle of Capri Casinos, Inc. on April 22, 2003. The prior year results are shown pro forma and are for comparative purposes only. Consolidated results for the three months ended July 27, 2003, do not include results prior to the acquisition date.

(3) As management fees are eliminated in consolidation, the Colorado Central Station-Black Hawk's Adjusted EBITDA does not include management fees of $.5 million for the three months ended July 27, 2003. If this charge were included, the Colorado Central Station-Black Hawk's Adjusted EBITDA would have been $2.0 million for the three months ended July 27, 2003.

(4) As management fees are eliminated in consolidation, the Colorado Grande-Cripple Creek's Adjusted EBITDA does not include management fees of $102,000 for the three months ended July 27, 2003. If this charge were included, the Colorado Grande-Cripple Creek's Adjusted EBITDA would have been $412,000 for the three months ended July 27, 2003.